UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 4, 2023

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2023, Immunome, Inc. (the “Company”) entered into a collaboration and option agreement (“Collaboration Agreement”) with AbbVie Global Enterprises Ltd. (“AbbVie”), pursuant to which the Company will use its proprietary discovery engine to discover and validate targets derived from patients with three specified tumor types, and antibodies that bind to such targets, which may be the subject of further development and commercialization by AbbVie. The research term is at least 66 months, subject to extension in certain circumstances by specified extension periods. Pursuant to the terms of the Collaboration Agreement, with respect to each novel target-antibody pair that the Company generates that meets certain mutually agreed criteria (each, a “Validated Target Pair” or “VTP”), the Company granted to AbbVie an exclusive option (up to a maximum of 10 in total) to purchase all rights in and to such Validated Target Pair, for all human and non-human diagnostic, prophylactic and therapeutic uses throughout the world, including without limitation the development and commercialization of certain products derived from the assigned Validated Target Pair and directed to the target comprising such VTP (“Products”). No rights are granted by Company to AbbVie under any of Company’s platform technology covering the Company’s discovery engine. Until the expiration of the research term, the Company is not permitted to conduct any activities in connection with targets or antibodies derived from patients with the specified tumor types, whether independently or with other third parties, except in limited circumstances with respect to certain target-antibody pairs that are no longer subject to the collaboration with AbbVie. In addition, during the term of the Collaboration Agreement, the Company is not permitted to develop products directed to targets that are included in VTPs purchased by AbbVie, or to which AbbVie still has rights under the Collaboration Agreement, whether independently or with other third parties.

Under the Collaboration Agreement, AbbVie will pay the Company an upfront payment of $30 million, plus certain additional platform access payments in the aggregate amount of up to $70 million based on the Company’s use of its discovery engine in connection with activities under each stage of the research plan, and delivery of VTPs to AbbVie. AbbVie will also pay an option exercise fee in the low single digit millions for each of the up to 10 VTPs for which it exercises an option. If AbbVie progresses development and commercialization of a Product, AbbVie will pay the Company development and first commercial sale milestones of up to $120 million per target, and sales milestones based on achievement of specified levels of net sales of Products of up to $150 million in the aggregate per target, in each case, subject to specified deductions in certain circumstances. On a Product-by-Product basis, AbbVie will pay the Company tiered royalties on net sales of Products at a percentage in the low single digits, subject to specified reductions and offsets in certain circumstances. AbbVie’s royalty payment obligation will commence, on a Product-by-Product and country-by-country basis, on the first commercial sale of such Product in such country and will expire on the earlier of (a) (i) the ten (10)-year anniversary of such first commercial sale for such Product in such country, or (ii) solely with respect to a Product that incorporates an antibody comprising a VTP (or certain other antibodies derived from such delivered antibody), the expiration of all valid claims of patent rights covering the composition of matter of any such antibody (whichever out of (i) or (ii) is later), and (b) the expiration of regulatory exclusivity for such Product in such country.

The Collaboration Agreement will expire upon the expiration of the last to expire royalty payment obligation with respect to all Products in all countries, subject to earlier expiration if all option exercise periods for all Validated Target Pairs expire without AbbVie exercising any option. In addition, the research term will terminate if AbbVie does not elect to make certain platform access payments at specified points during the research term, in order for the Company to continue the target discovery activities under the collaboration. The Collaboration Agreement may be terminated by (a) either party upon the other party’s uncured material breach, or upon any insolvency event of the other party, (b) AbbVie for convenience upon a specified period prior written notice, or (c) AbbVie for the Company’s breach of representations and warranties with respect to debarment or compliance with anti-bribery and anti-corruption laws. If AbbVie has the right to terminate the Collaboration Agreement for the Company’s uncured material breach or a breach of representations and warranties with respect to debarment or compliance with anti-bribery and anti-corruption laws, AbbVie may elect to continue the Collaboration Agreement, subject to certain specified reductions applicable to certain of AbbVie’s payment obligations (with a specified floor on such reductions).

The foregoing description of the Collaboration Agreement is not complete and is subject to, and is qualified in its entirety by reference to, the full text of the Collaboration Agreement. A copy of the Collaboration Agreement will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2022. The Company intends to seek confidential treatment for certain portions of the Collaboration Agreement pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure.

On January 6, 2023, Immunome and AbbVie issued a joint press release titled “AbbVie and Immunome Announce Strategic Collaboration to Discover Multiple Novel Oncology Targets,” a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained herein and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description
99.1	Joint press release issued by the Company and AbbVie on January 6, 2023 titled “AbbVie and Immunome Announce Strategic Collaboration to Discover Multiple Novel Oncology Targets”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunome, Inc.

Date:	January 6, 2023	By:		/s/ Purnanand D. Sarma, Ph.D.
			Name:	Purnanand D. Sarma, Ph.D.
			Title:	President and Chief Executive Officer